Execution Version 1 AMENDMENT NO. 1 THIS AMENDMENT NO. 1 (this “Amendment”), dated as of June 25, 2025, by and among HIMS & HERS HEALTH, INC., a Delaware corporation (the “Borrower”), and JPMORGAN CHASE BANK, N.A. in its capacity as the Administrative Agent under the Existing Credit Agreement (as defined below), amends that certain Credit Agreement, dated as of February 18, 2025 (the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”), among, the Borrower, the Subsidiary Borrowers and the Guarantors from time to time party thereto, the Lenders and Issuing Banks party thereto and JPMORGAN CHASE BANK, N.A., as the Administrative Agent and the Collateral Agent. W I T N E S S E T H WHEREAS, pursuant to Section 10.2 of the Existing Credit Agreement, the Existing Credit Agreement may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, mistake, defect or inconsistency (as reasonably determined by the Administrative Agent and the Borrower). WHEREAS, the Administrative Agent and the Borrower have reasonably determined that an ambiguity, omission, mistake, defect or inconsistency exists related to certain defined terms under the Existing Credit Agreement. NOW, THEREFORE, the parties hereto agree as follows: 1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Amended Credit Agreement. 2. Amendments. Effective as of the Amendment No. 1 Effective Date, each of the parties hereto agrees that the Existing Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the document attached as Exhibit A hereto. 3. Conditions Precedent. This Amendment, including the amendments set forth in Section 2 hereof, shall not become effective until the date (the “Amendment No. 1 Effective Date”) on which the following conditions are satisfied, (i) the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower and the Administrative Agent and (ii) the Lenders shall have received at least five Business Days’ prior written notice of this Amendment and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to this Amendment. 4. Amendment is a “Loan Document”. This Amendment is a Loan Document and all references to a “Loan Document” in the Existing Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Existing Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment. 5. No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect. This Amendment shall not constitute a novation of the Existing Credit Agreement. 6. Counterparts; Delivery. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall be deemed an original, but all of which when taken together shall constitute a single contract. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. A set

2 of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent. 7. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. 8. Jurisdiction; Waiver of Jury Trial. The jurisdiction and waiver of right to trial by jury provisions in Sections 10.9 and 10.10 of the Existing Credit Agreement are incorporated herein by reference mutatis mutandis. [SIGNATURE PAGES FOLLOW]

[Signature Page to Amendment] IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first written above. HIMS & HERS HEALTH, INC., as the Borrower By: Name: Oluyemi Okupe Title: Chief Financial Officer Docusign Envelope ID: C30CA8CE-B3D8-424D-8EFD-E937E7E968AC

Exhibit A Amendments to Existing Credit Agreement [attached]

4. No Default has occurred and is continuing as of the date hereof[, except for ______________]2. 5. There has been no change in GAAP or in the application thereof applicable to Parent Borrower and its consolidated Subsidiaries since the date of the audited financial statements referred to in Section 3.4 of the Credit Agreement that has had a material impact on the Financial Statements [,except for _________________, the effect of which on the Financial Statements has been [_______________]]3. EXHIBIT F [FORM OF] COMPLIANCE CERTIFICATE This Compliance Certificate is delivered to you pursuant to Section 5.1(c) of the Revolving Credit and Guaranty Agreement, dated as of February 18, 2025 (as it may be amended, restated, amended and restated, modified, extended and/or supplemented from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Hims & Hers Health, Inc., a Delaware corporation (the “Parent Borrower”), the Subsidiary Borrowers from time to time party thereto, the other Guarantors from time to time party thereto, the Lenders and Issuing Banks from time to time party thereto, JPMorgan Chase Bank, N.A., as the Administrative Agent (together with its permitted successors in such capacity, “Administrative Agent”), Collateral Agent, Issuing Bank and Swing Line Lender. 1. I am the duly elected, qualified and acting [Chief Financial Officer][Principal Accounting Officer][Treasurer][Controller] of Parent Borrower. 2. I have reviewed and am familiar with the contents of this Certificate. I am providing this Compliance Certificate solely in my capacity as an officer of Parent Borrower. 3. I have reviewed the terms of the Credit Agreement and the other Loan Documents. The financial statements for the fiscal [quarter][year] of Parent Borrower ended [ ] attached hereto as ANNEX 1 or otherwise delivered to the Administrative Agent pursuant to the requirements of Section 5.1 of the Credit Agreement (the “Financial Statements”) present fairly in all material respects as of the date of each such statement the financial condition and results of operations of Parent Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied[, subject to normal year-end audit adjustments and the absence of footnotes]1. 1 To be included only if the Compliance Certificate is certifying the quarterly financials. 2 Specify the details of any Default, if any, and any action taken or proposed to be taken with respect thereto. 3 If and to the extent that any change in GAAP that has occurred since the date of the audited financial statements referred to in Section 3.4 of the Credit Agreement had an impact on such financial statements, specify the effect of such change on the financial statements accompanying this Compliance Certificate.

6. Attached hereto as ANNEX 2 are the computations showing (in reasonable detail) computations of Total Leverage Ratio and the Interest Coverage Ratio of the Loan Parties, in each case as of the last day of the most recentrecently ended four fiscal quarter covered by the financial statementsperiod. [Remainder of page intentionally left blank]

IN WITNESS WHEREOF, I have executed this Compliance Certificate as of the date first written above. HIMS & HERS HEALTH, INC. By: Name: Title:

ANNEX 1 [Applicable Financial Statements to be attached if applicable]

b. Unrestricted Cash3 $ _______ 2. Consolidated Net Income of Parent Borrower and its Subsidiaries plus $ _______ 3. all as determined on a consolidated basis, without duplication and (except with respect to clause (l) to the extent deducted in determining Consolidated Net Income) the sum of: a. consolidated tax expense based on income, profits or capital, including, without limitation, foreign, state, franchise, capital and similar taxes and withholding taxes paid or accrued $ _______ b. total interest expense, and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of gains on such hedging obligations or such derivative instruments, and financial institution and letter of credit fees and costs of surety bonds in connection with financing ANNEX 2 The information described herein is as of [_______, ______]1 (the “Computation Date”) and, except as otherwise indicated below, pertains to the period from [(i) the Effective Date][___________, _______]2to first day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.1(a) or (b), to (ii) the Computation Date (the “Relevant Period”). Total Leverage Ratio 1. a. Total Indebtedness2 of Parent Borrower and its Subsidiaries. $ _______ 1 Insert the last day of the respective fiscal quarter or fiscal year covered by the financial statements which are required to be accompanied by this Compliance Certificate. 2 Insert the Effective Date, in the case of the first Compliance Certificate and thereafter, the first day of the most recently completed fiscal quarter of Parent Borrower ended on the Computation Date. 2 Insert Total Indebtedness as of the Computation Date. 3 Insert Unrestricted Cash in excess of $50,000,000.

activities plus expenses associated with the equity component of, and any mark to market losses with respect to, convertible debt instruments $ _______ c. depreciation and amortization expense $ _______ d. amortization of intangibles (including, but not limited to, goodwill) $ _______ e. extraordinary, unusual or non-recurring charges or losses $ _______ f. non-cash equity-based compensation expenses and payroll tax expense related to equity- based compensation expenses $ _______ g. any other non-cash charges, non-cash expenses or non-cash losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of, or a reserve for, cash charges for any future period), including goodwill and tangible and intangible asset impairment charges; provided, however that cash payments made in such period or in any future period in respect of such non-cash charges, expenses or losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of, or a reserve for, cash charges for any future period) shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA in the period when such payments are made $ _______ h. accruals or expenses related to settlements or payment of legal claims $ _______ i. transaction costs, fees and expenses associated with the Credit Agreement, the other Loan Documents and the Transactions and with any actual, proposed or contemplated issuance of Equity Interests, the making of any Investment, Acquisition, Joint Venture or disposition, or the issuance or incurrence of Indebtedness (including Incremental Equivalent Debt) or refinancings $ _______

j. in connection with Acquisitions of Foreign Subsidiaries, expenses recognized on conversion from IFRS to GAAP for items capitalized under IFRS but expensed under GAAP $ _______ k. cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in the calculation of Consolidated Net Income in any period to the extent non- cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (iii) below for any previous period and not added back $ _______ l. the amount of “run rate” net cost savings, cost synergies and operating expense reductions projected by the Parent Borrower in good faith to be realized as a result of specified actions taken prior to the end of such fiscal period, or with respect to any net cost savings, cost synergies and/or operating expense reductions arising solely as a result of an Acquisition which are expected to be taken within 18 months of the closing of such Acquisition (in each case calculated on a pro forma basis as though such net cost savings, cost synergies and/or operating expense reductions had been realized on the first day of such fiscal period and as if such net cost savings, cost synergies and operating expense reductions were realized during the entirety of such fiscal period), in each case net of the amount of actual benefits realized during such fiscal period from such actions; provided that: (i) such net cost savings, cost synergies and operating expense reductions (x) are reasonably identifiable and factually supportable, (y) have been determined by the Parent Borrower in good faith to be reasonably anticipated to be realized within 18 months following the taking of the applicable actions giving rise thereto and (z) are set forth in reasonable detail on a certificate of a Responsible Officer of the Parent Borrower delivered to the Administrative Agent and (ii) the aggregate amount of net cost savings, cost synergies and operating expense reductions included in Consolidated EBITDA pursuant to this clause (l) and clause (m) below in any

Test Period shall not exceed 20% of Consolidated EBITDA determined for the applicable period prior to giving effect to amounts included pursuant to this clause (l) and clause (m) below $ _______ m. any restructuring and similar charges, accruals, reserves, costs and expenses; provided that the aggregate amount of restructuring and similar charges, accruals, reserves, costs and expenses included in Consolidated EBITDA pursuant to this clause (m) and clause (l) above in any Test Period shall not exceed 20% of Consolidated EBITDA determined for the applicable period prior to giving effect to amounts included pursuant to this clause (m) and clause (l) above $ _______ n. any currency translation losses (including any currency hedging losses) and $ _______ m. any earnout payments or related non-cash changes in values of those earnouts or other contingent obligations in connection with acquisitions $ _______ minus 4. without duplication and to the extent included in determining Consolidated Net Income, the sum of: i. interest income $ _______ ii. any unusual or non-recurring income or gains $ _______ iii. any other non-cash income other than accrual of revenue in the ordinary course of business (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any period that are described in parenthetical to clause (g) above) and. $ _______ iv any currency translation gains (including any currency hedging gains) $ _______ 5. Consolidated EBITDA (total of items 2 and 3(a) through 3(n) minus total of items 4(i) through 4(iv))

Ratio of item 1(a) less 1(b) to item 5 ___ to ___ Maximum allowed 3.50 to 1.00 Interest Coverage Ratio 1. Consolidated EBITDA (item 5 from above). $ _______ 2. Interest Expense of Parent Borrower and its Subsidiaries $ _______ Ratio of item 1(a) less 1(b) to item 2 ___ to ___ Minimum Required 3.00 to 1.00